Exhibit 16.1

Tel: 312-856-9100 Fax: 312-856-1379 www.bdo.com	330 N Wabash, Suite 3200 Chicago, IL 60611

June 30, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 26, 2023, to be filed by our former client, Acura Pharmaceuticals, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, LLP